THIS PROMISSORY NOTE IS NOT A SECURITY REQUIRING REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  IT MAY NOT BE SOLD OR ASSIGNED EXCEPT IN ACCORDANCE WITH ITS TERMS AND CONDITIONS.

SECURED PROMISSORY NOTE
(hereinafter referred to as the “NOTE”)

$242,435.00 (US DOLLARS)	Broward County, Florida June 2, 2008

For value received,  Stewart Wallach, a natural person, (the “Maker”) hereby promises to timely pay to Howard Ullman, a natural person, or his assignee (collectively, the “ Holder ”), the principal sum of  TWO HUNDRED FORTY TWO THOUSAND AND FOUR HUNDRED THIRTY FIVE U.S. Dollars and No Cents ($242,435.00)  (“Principal”) and interest accrued thereon in accordance with the terms of this Note.  Interest shall accrue from the date of this Note on the unpaid Principal amount at a rate equal to FIVE PERENT (5%) simple interest per annum (“Interest”). The Interest rate shall be computed on the basis of the actual number of days elapsed and a year of 360 days. This Note is subject to the following terms and conditions.  The Principal represents the purchase price of certain securities (See Section 7 below) sold by the Holder to the Maker under a June 2, 2008 Purchase Securities Agreement.

1.  Payment; Maturity.

(a) Payment.  Principal and any accrued but unpaid Interest under this Note shall be paid in five (5) equal installment payments and in accordance with the following schedule; provided, that if any due date is a Sunday or federal government holiday, then the due date for such payment shall be the next business day:

PAYMENT DUE DATE	PRINCIPAL	INTEREST**	TOTAL PAYMENT

1) June 2, 2009	$47,526.91	$2,424.35	$49,951.26
2) June 2, 2010	$48,002.18	$1,949.08	$49,951.26
3) June 2, 2011	$48,482.20	$1,469.06	$49,711.26
4) June 2, 2012	$48,967.02	$984.24	$49,951.26
5) June 2, 2013	$49,456.69*	$494.57	$49,951.26

* adjusted for rounding to nearest cent/Cumulative Interest on Principal is $7,321.30.

(b)   All unpaid Principal and unpaid Interest accrued thereon shall be due and payable in full, without presentment or demand, on 4:00 p.m., local Miami, Florida time, on June 2, 2013, unless accelerated in accordance with the terms of this Note.

(c) Notwithstanding the foregoing, the entire unpaid Principal sum of this Note, together with accrued and unpaid Interest thereon, shall become immediately due and payable upon demand by the Holder at any time on or following the occurrence of any of the following events:

(i) the sale of all or substantially all of the operating assets of CHDT Corporation, a Florida corporation, (“CHDT” or the “Company”) with its Common Stock, $0.0001 par value per share, (“Common Stock”) quoted on the OTC Bulletin Board under the symbol “CHDO.OB,” or any merger, other business combination, including a consolidation, of CHDT with or into another entity or corporation; other than a merger or consolidation in which the holders of more than 50% of the shares of Common Stock of the CHDT outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction; or

(ii) the dissolution, termination of existence, or appointment of a receiver, trustee or custodian, for all or any material part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by CHDT under any reorganization, bankruptcy, arrangement, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or

(iii) the execution by the Maker of a general assignment for the benefit of his creditors; or

(iv)  the petition filing by the Maker under any chapter of the bankruptcy laws or statute of any jurisdiction for protection from his creditors, now or in the future in effect, which is not cured by the dismissal or withdrawal of such petition within sixty (60) days after the date commenced of such petition; or

(v) the appointment of a receiver or trustee to take possession of the property or assets of the Maker; or

(vi) the death or physical or mental disability of the Maker, which disability prevents the Maker from fulfilling his executive duties with CHDT for 90 consecutive days or more (as certified by a licensed physician selected by CHDT); or

(vii)   Maker sells the securities pledged as collateral and security for payment of the Principal and Interest of this Note.

2. Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Holder; provided, however, that the Maker may tender and transfer shares of CHDT equity securities owned by the Maker to the Holder as payment, in whole or in part, of any Principal and/or Interest.  For purposes of valuing any such tendered securities, the Holder and Maker agree that the Compensation Committee of the CHDT Board of Directors shall determine the value of such securities as payment of Principal and/or Interest and shall do so at the time of each such tender. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of this Note may be made at any time without penalty or charge.

3. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Note may be transferred with  the Holder’s prior written consent and then only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Holder.  Thereupon, a new note for the same principal amount and accrued interest will be issued to, and registered in the name of, the transferee. Interest and Principal are payable only to the Holder.

4. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Florida, without giving effect to principles of conflicts of law.

5. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number set forth below”

HOLDER:

MAKER:

6. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Holder. Any amendment or waiver signed in accordance with this Section 6 shall be binding upon the Maker, Holder and each transferee of this Note.

7. Security Interest. This Note is secured by 35 million shares of CHDT Common Stock (“Common Shares”) and 939,000 shares of Series B Convertible Preferred Stock, $0.10 par value per share, (“Series B Stock”) acquired on June 2, 2008 by the Maker from the Holder under a Securities Purchase Agreement, dated June 2, 2008, by and between the Holder and Maker.  Maker and Holder shall each take all actions and execute all filings, agreements and documents necessary to properly record and document the Holder’s security interest in the Common Shares and Series B Stock.  Exhibit A hereto set forth the date, number of Series B Stock and stock certificate number evidencing the Common Shares and Series B Stock serving as collateral hereunder.  The stock certificates evidencing the Common Shares and Series B Stock shall be held by CHDT in trust and escrow for the Holder and shall do so until the satisfaction in full or cancellation by the Holder of this Note.  Maker shall file a security agreement satisfactory to Holder and record that security agreement with the appropriate governmental entities to record the Common Shares and Series B Stock as security and collateral under this Note. Maker shall pay all costs of such recording.  CHDT shall holder the stock certificates evidencing the Series B Stock and Common Shares in trust and in escrow.  CHDT shall release said stock certificates to Maker upon receipt of written release of this Note by the Holder.  Maker may vote and convert Series B Stock during the term of this Note and while such securities are held in trust.

8. Waivers.  Unless expressly required hereunder, the Maker hereby knowingly and voluntarily waives presentation for payment, presentment, protocol, right to jury trial, demand and notice of protest, dishonor and nonpayment of this Note.  Maker has been afforded ample opportunity to consult his  lawyers and financial advisors about this Note.  Maker has knowingly and voluntarily executed this  Note.   The Maker agrees that the terms and conditions of this Note are fair and equitable under the circumstances.  No single or partial exercise of any power or right by the Holder hereunder shall preclude other or further exercises thereof, or the exercise of any other power, by the Holder.  No delay or omission on the part of the Holder hereof in exercising any rights hereunder shall operate as a waiver of such right or of any other right under this Note.  Maker acknowledges that the debt evidenced by this Promissory Note is for commercial purposes only, and is not made for personal, family, or household purposes.

9. Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

10. Action to Collect on Note. If action is instituted to collect on this Note, Maker promises to pay to Holder any and all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

11. Loss of Note. Upon receipt by the Maker of evidence satisfactory to him  of the loss, theft, destruction or mutilation of this Note or any promissory note exchanged for it, and indemnity satisfactory to the Maker (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), Maker will make and deliver in lieu of such Note a duly signed and sealed new Note of like tenor.

PRIOR TO SIGNING THIS NOTE, THE MAKER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE.  THE MAKER AGREES TO THE TERMS OF THIS NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED ORIGINAL OF THIS NOTE.  THIS NOTE WAS ENTERED INTO AS OF THE DATE SET FORTH ABOVE.

STEWART WALLACH

Signature:__/s/_____________________________________

WITNESS NAME:__G. McClinton_________________________

WITNESS SIGNATURE:__/s/_____________________________

Date:_06/2_, 2008

AGREED AND ACCEPTED BY:

HOWARD ULLMAN

Signature:_/s/______________________________________

WITNESS NAME:_ G. McClinton ________________________

WITNESS SIGNATURE:_/s/______________________________

Date:_06/2_, 2008